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                                                   Exhibit  21

          AMERICAN GAMING & ENTERTAINMENT, LTD.
                        SUBSIDIARIES

                            STATE OF               DATE OF
     COMPANY              INCORPORATION         INCORPORATION
     _______              _____________         ______________

American Gaming and Resorts
of Mississippi, Inc.        Mississippi            04-27-92

Emerald Gaming, Inc.        Nevada                 06-10-94